SECURITIES AND EXCHANGE COMMISSION
                               	WASHINGTON, DC 20549

                                	__________________


                                     	FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  February 18, 1999


                           Connecticut Energy Corporation
                 (Exact Name of Registrant as Specified in Charter)


        Connecticut			                1-8369                	06-0869582
(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)	            File Number)          Identification No.)


855 Main Street, Bridgeport, Connecticut       			              06604
(Address of Principal Executive Offices)		                    (Zip Code)


Registrant's telephone number, including area code  (800) 760-7776


                                         None
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         (Former Name or Former Address, if Changed Since Last Report)



     Connecticut Energy Corporation ("Connecticut Energy" or "Company") and its subsidiaries and their representatives may, from time to time, make written or oral statements, including statements contained in the Company's filings with the Securities and Exchange Commission and in its annual report to shareholders, including its Form 10-K for the fiscal year ended September
30, 1998, which constitute or contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995.

     All statements other than the financial statements and other statements of historical facts included in this Form 8-K regarding the Company's financial position and strategic initiatives and addressing industry developments are forward-looking statements. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Factors which could cause actual results to differ materially from those stated in the forward-looking statements may include, but are not limited to, general and specific economic, financial and business conditions; federal and state regulatory, legislative and judicial developments which affect the Company or significant groups of its customers; the impact of competition on the Company's revenues; fluctuations in weather from normal levels; changes in development and operating costs; the availability and cost of natural gas; the availability and terms of capital; exposure to environmental liabilities; the costs and effects of unanticipated legal proceedings; the successful implementation and achievement of internal performance goals; the impact of unusual items resulting from ongoing evaluations of business strategies and asset valuations; and changes in business strategy.

Item 5 - Other Events

In accordance with Connecticut statutes, The Southern Connecticut Gas Company ("Southern"), Connecticut Energy's principal subsidiary, has undergone a periodic review of rates and services by the Connecticut Department of Public Utility Control ("DPUC") that commenced in January 1998. A periodic review entails a complete review by the DPUC of Southern's financial and operating records. Public hearings are held to determine whether Southern's current rates are unreasonably discriminatory or more or less than just, reasonable and adequate.

On July 8, 1998 Southern received a Decision regarding the "overearnings" portion of the rate review docket. According to Connecticut statutes, the DPUC may review a utility which earns 100 basis points or more over its allowed rate of return for six consecutive months. In its Decision, the DPUC ordered a rate reduction of $528,000 on an annual basis.

On February 18, 1999, the DPUC issued a Decision on the periodic review. In this Decision, the DPUC found the present rate structure of Southern to be more than just and adequate for both the current and projected operating and financial needs of the company. In this Decision, the DPUC adjusted Southern's allowed rate of return on common equity from 11.45% to 10.61%, which produced an overall allowed return on rate base of 9.65%. It also stated that Southern was overearning by approximately $9,400,000. Part of the overearning resulted from an exclusion from rate base of 50% of the costs incurred to construct a 20-inch gas trunkline to assist Southern in transporting gas throughout its system. This exclusion was based upon the DPUC's belief that these costs should be divided between regulated and nonregulated operations. This exclusion from rate base totaled approximately $5,422,000. The DPUC has stated that this allocation will be reviewed in future proceedings and could be revised based upon the relative benefits that this trunkline project brings to regulated and nonregulated operations.

In its Decision, the DPUC has asked Southern to file with the DPUC either a proposal by March 25, 1999 addressing the DPUC's findings that Southern's rates should be reduced or an application for a rate increase no later than July 15, 1999.

Management is reviewing the Decision and determining the most appropriate response. That review will be completed in March 1999.


                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 CONNECTICUT ENERGY CORPORATION
                                                          (Registrant)



Dated:  March 4, 1999                       By:  /s/ Vincent L. Ammann, Jr.
        -------------                            ------------------------------
                                                     Vincent L. Ammann, Jr.
                                                    Vice President and Chief
                                                       Accounting Officer